UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2007

RURAL/METRO CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	0-22056	86-0746929
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9221 East Via de Ventura

Scottsdale, Arizona

85258

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (480) 994-3886

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 15, 2007, Rural/Metro Corporation, a Delaware corporation (the “Company”), received a NASDAQ Staff Determination notice stating that the Company is not in compliance with the filing requirements for continued listing as set forth in Marketplace Rule 4310(c)(14) because it has not timely filed its Quarterly Report on Form 10–Q for the quarter ended December 31, 2006 (“Form 10-Q”). The letter was issued in accordance with NASDAQ procedures due to the delayed filing of the Company’s Form 10-Q.

As previously disclosed, the Company has delayed filing the Form 10-Q pending the Company’s completion of an internal review of its accounting practices relating to inventories.

The Company will appeal the Staff Determination and request a hearing before the NASDAQ Listing Qualifications Panel (the “Panel”). Pending a decision by the Panel, the Company’s shares of common stock will remain listed on the NASDAQ Capital Market. However, there can be no assurance that the decision by the Panel following the hearing will be favorable, or that the Panel will grant the Company’s request for continued listing. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press release, dated February 16, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RURAL/METRO CORPORATION

Date: February 16, 2007	By:	/s/ Kristine A. Beian-Ponczak
Kristine A. Beian-Ponczak Senior Vice President and Chief Financial Officer